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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES AT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       July 19, 1996
                                                 -------------------------


                               HARISTON CORPORATION
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             (Exact name of registrant as specified in its charter)




           Canada                        0-13966                33-0645339
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      (State or other                  (Commission           (I.R.S. Employer
jurisdiction of incorporation)         File Number)         Identification No.)



 1500 West Georgia Street, Suite 1555
 Vancouver, British Columbia, Canada                   V6G 2Z6
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(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code     (604) 685-8514
                                                   ------------------------


                                Not Applicable
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         (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

        Effective July 19, 1995, J.V. McGoodwin resigned as Director, President and Chief Executive Officer of Hariston Corporation (the "Company") and from his positions with the Company's affiliated and subsidiary companies. Mr. McGoodwin served as a Director and an officer of the Company since December 1994.

        Nuno Brandolini was appointed as Chairman and Chief Executive Officer of the Company. Kevin McCarthy was appointed as President of the Company and as a Director to hold office until the next shareholders meeting. Mr. Brandolini has been a Director of the Company since 1995 and is currently the Chief Executive Officer of Scorpion Holdings, Inc., a New York based merchant banking firm. Mr. McCarthy is the President of Scorpion Holdings, Inc.

        The Annual General Meeting of Shareholders originally designated to be held on July 30, 1996 in Vancouver has been postponed until Monday, September 30, 1996. Shareholders of record on Wednesday, August 21, 1996 will be eligible to vote at the meeting.





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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.


                                            HARISTON CORPORATION

                                             /s/  L. James Porter
July 22, 1996                               -----------------------------
                                                  L. James Porter,
                                               Chief Financial Officer





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